Exhibit 99.1

Press Release

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investorrelations@cott.com

COTT REPORTS THIRD QUARTER 2009 RESULTS

•

Operating income increased to $26.9 million, as compared to an operating loss of $90.5 million. The results for the third quarter of 2008 included $95.7 million of restructuring charges and asset impairments.

•	Net income increased to $13.9 million, or $0.18 per share, as compared to a net loss of $87.6 million, or $1.25 per share.

(All information in U.S. dollars; all third quarter 2009 comparisons are relative to the third quarter of 2008)

TORONTO, ON and TAMPA, FL — October 29, 2009 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the third quarter ended September 26, 2009. Third quarter 2009 revenue was $404.9 million, as compared to $420.5 million, a decrease of 3.7%. Excluding the impact of foreign exchange, revenue increased 1.1%. Operating income increased to $26.9 million, as compared to an operating loss of $90.5 million. Net income was $13.9 million, or $0.18 per share, as compared to a net loss of $87.6 million, or $1.25 per share. Please refer to the accompanying reconciliation of revenue excluding the impact of foreign exchange to GAAP revenue for non-GAAP measures used in this press release.

“Cott’s performance in the third quarter highlights the benefit of our continued focus on costs, operating efficiencies, margins and cash generation, while, at the same time, continuing to provide superior quality and service to our retail customers and their consumers. This is our third consecutive quarter of year-over-year profit growth,” commented Cott’s Chief Executive Officer, Jerry Fowden. “As the largest private label soft drink producer, we have a strong platform on which to capitalize on the consumer shift toward value and to be the preferred provider for all of our retailer partners,” added Fowden.

“During the quarter, strong revenue growth in our U.K. operation was offset by the impact of foreign exchange and a more competitive environment in North America. Despite increased promotional activity by the national brands, our gross margin approached the upper end of our expectation. Our continued emphasis on improving customer relationships, reducing operating costs, and optimizing capital expenditures has resulted in increased cash generation, a stronger balance sheet and significantly improved liquidity,” commented Cott’s Chief Financial Officer, Neal Cravens.

Press Release

“Having achieved three consecutive quarters of improved performance and a stronger balance sheet we can now turn more of our attention to new business development. We’ve had some recent successes with new and existing customers. We expect to see the volume impact of these successes starting in 2010,” continued Fowden.

THIRD QUARTER 2009 PERFORMANCE SUMMARY

-	Revenue declined 3.7% (excluding the impact of foreign exchange, revenue increased 1.1%).

-	Gross margin increased 450 basis points to 15.8% of sales, as compared to 11.3%. Higher average selling prices per beverage case compared to last year and substantially lower operating costs contributed to the higher gross margin percentage in the third quarter.

-	Selling, general and administrative (“SG&A”) expenses declined to 9.2% of sales from 10.1%. SG&A expenses included $2.8 million of severance costs incurred in the third quarter of 2009.

-	Operating income was $26.9 million, as compared to an operating loss of $90.5 million. The results for the third quarter of 2008 included $95.7 million of restructuring charges and asset impairments.

-	Cott’s income tax expense was $0.9 million, as compared to an income tax benefit of $12.2 million.

THIRD QUARTER 2009 SEGMENT HIGHLIGHTS

-	North America beverage case volume declined 4.1% to 140.8 million cases. Revenue decreased 3.3%, or 2.4% excluding the impact of foreign exchange. North America operating profit increased to $16.1 million from an operating loss of $27.6 million on continued operating cost reductions and SG&A savings, including the ongoing benefits of the Company’s plan to refocus on private label.

-	U.K. beverage case volume increased 9.0% to 48.3 million cases, reversing a trend of year-over-year declines in the first half of 2009. Revenue was essentially flat during the quarter but increased 15.3% excluding the impact of foreign exchange. The significant growth in revenue in the U.K. in local currency was attributable to a combination of volume growth, improved product mix and pricing.

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-	Mexico beverage case volume declined 18.3% to 5.8 million cases as a result of ongoing difficult economic conditions in that market and the implementation of specific initiatives to tighten our credit policy and stabilize the business. While challenging conditions remain in the Mexican market, signs of improvement are emerging, including progress on reducing costs, improving financial controls, and winning new business that should benefit 2010 volumes.

-	Royal Crown International concentrate volumes increased 1.1% to 54.7 million cases, primarily due to the timing of customer order patterns. Revenue increased 9.4% to $5.8 million, primarily due to improved product mix and pricing.

Third Quarter Results Conference Call

Cott Corporation will host a conference call today, October 29, 2009, at 9:00 AM EDT, to discuss third quarter results, which can be accessed as follows:

North America: (877) 407-8214

International: (201) 689-8031

A live audio webcast will be available through the Company’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

Press Release

About Cott Corporation

Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. With approximately 2,800 employees, the Company operates bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 50 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from the Company’s results of operations. Since the Company uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company's management and its core business performance. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, the Company’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the Company’s ability to compete successfully, currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; fluctuations in commodity prices and the Company’s ability to pass on increased costs to its customers, and the impact of those increased prices on the Company’s volumes; changes in consumer tastes and preferences for existing products and the Company’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart,

Press Release

and the commitment of the Company’s customers to their own Cott-supplied beverage programs; the Company’s substantial debt levels and the Company’s ability to service and reduce its debt; the Company’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; further deterioration of the capital markets; the Company’s ability to maintain favorable arrangements and relationships with its suppliers; the Company’s exposure to intangible asset risk; the Company’s ability to manage its operations successfully; the Company’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at the Company’s beverage concentrates or other manufacturing facilities; the Company’s ability to protect its intellectual property; the impact of regulation and regulatory, investigative and legal actions; unseasonably cold or wet weather, which could reduce the demand for the Company’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; the Company’s ability to recruit, retain, and integrate new management and a new management structure; the volatility of the Company’s stock price; disruptions in the Company’s information systems; and interruption in transportation systems, labor strikes, work stoppages and other interruptions or difficulties in the employment of labor or transportation in the Company’s markets.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not undertake to update or revise any of these statements in light of new information or future events.

Website: www.cott.com

COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars except per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008

Revenue, net	$404.9	$420.5	$1,210.7	$1,276.7
Cost of sales	341.1	372.8	1,015.4	1,131.2

Gross profit	63.8	47.7	195.3	145.5

Selling, general and administrative expenses	36.9	42.4	106.7	139.7
Loss on disposal of property, plant & equipment	—	0.1	—	0.4
Restructuring, goodwill and asset impairments
Restructuring	—	(0.1)	1.6	6.6
Goodwill impairments	—	69.2	—	69.2
Asset impairments	—	26.6	3.5	27.0

Operating income (loss)	26.9	(90.5)	83.5	(97.4)

Other expense (income), net	3.2	0.4	0.5	(5.8)
Interest expense, net	7.6	8.6	22.7	24.3

Income (loss) before income taxes	16.1	(99.5)	60.3	(115.9)

Income tax (benefit) expense	0.9	(12.2)	(10.7)	(6.5)

Net income (loss)	$15.2	$(87.3)	$71.0	$(109.4)

Less: Net income attributable to non-controlling interests	1.3	0.3	3.5	1.3

Net income (loss) attributed to Cott Corporation	$13.9	$(87.6)	$67.5	$(110.7)

Net income (loss) per common share attributed to Cott Corporation
Basic	$0.18	$(1.25)	$0.93	$(1.56)
Diluted	$0.18	$(1.25)	$0.92	$(1.56)

Weighted average outstanding shares attributed to Cott Corporation
Basic	76.6	70.3	72.5	71.1
Diluted	77.0	70.3	73.1	71.1

COTT CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars except share amounts, U.S. GAAP)
Unaudited

	September 26, 2009	December 27, 2008
ASSETS
Current assets
Cash & cash equivalents	$19.0	$14.7

Accounts receivable, net of allowance of $6.7 ($5.5 as of December 27, 2008)	169.4	164.4
Income taxes recoverable	9.2	7.7
Inventories	112.5	111.1
Prepaid and other expenses	11.1	9.3
Deferred income taxes	12.7	3.0
Other current assets	2.1	—

Total current assets	336.0	310.2

Property, plant and equipment	338.3	346.8
Goodwill	29.7	27.0
Intangibles and other assets	152.2	169.6
Deferred income taxes	22.0	10.3
Other tax receivable	—	9.2

Total assets	$878.2	$873.1

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$—	$107.5
Current maturities of long-term debt	7.2	7.6
Income taxes payable	2.1	0.1
Accounts payable and accrued liabilities	171.1	166.7

Total current liabilities	180.4	281.9

Long-term debt	269.0	294.4
Other long-term liabilities	13.7	16.0
Other tax liabilities	12.3	18.3
Deferred income taxes	21.0	16.0

Total liabilities	496.4	626.6
Contingencies and Commitments

Equity
Capital stock, no par - 81,306,330 (December 27, 2008 - 71,871,330) shares issued	322.4	275.0
Treasury stock	(5.3)	(6.4)
Additional paid-in-capital	38.1	38.1
Retained earnings (deficit)	37.8	(29.7)
Accumulated other comprehensive loss	(27.0)	(47.8)

Total Cott Corporation equity	366.0	229.2
Non-controlling interests	15.8	17.3

Total equity	381.8	246.5

Total liabilities and equity	$878.2	$873.1

COTT CORPORATION	EXHIBIT 3

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008

Operating Activities
Net income (loss)	$15.2	$(87.3)	$71.0	$(109.4)
Depreciation and amortization	16.4	20.1	49.7	60.9
Amortization of financing fees	0.4	0.2	1.0	0.8
Share-based compensation expense	0.4	0.3	1.2	5.4
Increase (decrease) in deferred income taxes	—	(4.7)	2.9	(3.2)
Decrease in other income tax liabilities	(0.1)	(10.1)	(16.6)	(11.1)
Loss on disposal of property, plant & equipment	—	0.1	—	0.4
Gain on buyback on notes	0.2	—	0.2	—
Asset impairments	—	(0.8)	3.5	(0.4)
Intangible asset impairments		27.4	—	27.4
Goodwill impairments	—	69.2	—	69.2
Lease contract termination loss	—	—	—	0.3
Lease contract termination payments	(0.9)	(2.7)	(2.8)	(3.1)
Other non-cash items	2.9	4.2	1.8	4.8
Change in accounts receivable	37.2	30.4	1.9	5.0
Change in inventories	7.7	3.3	2.2	(1.3)
Change in prepaid expenses and other current assets	1.5	3.8	(1.5)	(2.8)
Change in other assets	0.5	(5.6)	0.3	(6.0)
Change in accounts payable and accrued liabilities	(24.4)	(30.7)	(0.2)	(3.9)
Change in income taxes recoverable	(0.2)	1.0	0.6	8.7

Net cash provided by operating activities	56.8	18.1	115.2	41.7

Investing Activities
Additions to property, plant and equipment	(5.3)	(22.5)	(18.9)	(46.7)
Additions to intangibles	—	(0.1)	—	(3.4)
Proceeds from disposal of property, plant & equipment and held-for-sale assets	0.1	(0.1)	1.4	2.5

Net cash used in investing activities	(5.2)	(22.7)	(17.5)	(47.6)

Financing Activities
Payments of long-term debt	(22.7)	(3.0)	(26.4)	(4.5)
Issuance of long-term debt	—	17.0	—	33.6
Borrowings on credit facility, net	—	—	—	(127.5)
Short- term borrowings, net	—	0.2	—	(8.2)
Short-term borrowings, ABL	48.9	436.5	679.4	1,031.9
Short-term repayments, ABL	(115.5)	(446.2)	(788.1)	(910.4)
Distributions to non-controlling interests	(2.6)	(1.1)	(4.9)	(2.7)
Issuance of common shares	47.4	—	47.4	—
Purchase of treasury shares	—	—	—	(6.4)
Deferred financing fees	(1.1)	(0.7)	(1.1)	(5.0)
Other financing activities	(0.2)	(0.5)	(0.4)	(0.4)

Net cash (used in) provided by financing activities	(45.8)	2.2	(94.1)	0.4

Effect of exchange rate changes on cash	—	(0.9)	0.7	(1.3)

Net increase (decrease) in cash & cash equivalents	5.8	(3.3)	4.3	(6.8)

Cash & cash equivalents, beginning of period	13.2	23.9	14.7	27.4

Cash & cash equivalents, end of period	$19.0	$20.6	$19.0	$20.6

COTT CORPORATION	EXHIBIT 4

SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008

Revenue
North America	$287.2	$296.9	$899.7	$899.6
United Kingdom	101.6	101.9	264.6	309.9
Mexico	10.3	16.0	30.7	50.1
RCI	5.8	5.3	15.7	16.3
All Other	—	0.4	—	0.8

	$404.9	$420.5	$1,210.7	$1,276.7

Operating income (loss)
North America	$16.1	$(27.6)	$69.0	$(43.1)
United Kingdom	10.8	(62.7)	16.5	(53.8)
Mexico	(1.6)	(1.0)	(5.1)	(4.6)
RCI	1.6	1.2	3.2	5.9
All Other	—	(0.4)	(0.1)	(1.8)

	$26.9	$(90.5)	$83.5	$(97.4)

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	158.9	166.3	495.4	507.0
United Kingdom	51.8	50.2	144.1	148.4
Mexico	5.8	7.1	17.0	23.0
RCI	54.7	54.1	161.1	173.3
All Other	—	0.4	—	0.6

	271.2	278.1	817.6	852.3

Volume - 8 oz equivalent cases - Filled Beverage
North America	140.8	146.8	439.8	441.0
United Kingdom	48.3	44.3	131.1	132.2
Mexico	5.8	7.1	17.0	23.0
RCI	0.1	—	0.2	—
All Other	—	0.3	—	0.6

	195.0	198.5	588.1	596.8

COTT CORPORATION	EXHIBIT 5

Analysis of Revenue by Geographic Region
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	September 26, 2009
(In millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$(15.6)	$(9.7)	$(0.3)	$(5.7)	$0.5	$(0.4)
Impact of foreign exchange	20.0	2.6	13.8	3.6	—	—

Change excluding foreign exchange	$4.4	$(7.1)	$13.5	$(2.1)	$0.5	$(0.4)

Percentage change in revenue	-3.7%	-3.3%	-0.3%	-35.6%	9.4%	-100.0%

Percentage change in revenue excluding foreign exchange	1.1%	-2.4%	15.3%	-16.9%	9.4%	-100.0%

	For the Nine Months Ended
	September 26, 2009
(In millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$(66.0)	$0.1	$(45.3)	$(19.4)	$(0.6)	$(0.8)
Impact of foreign exchange	95.2	19.7	64.2	11.4	—	(0.1)

Change excluding foreign exchange	$29.2	$19.8	$18.9	$(8.0)	$(0.6)	$(0.9)

Percentage change in revenue	-5.2%	0.0%	-14.6%	-38.7%	-3.7%	-100.0%

Percentage change in revenue excluding foreign exchange	2.5%	2.3%	7.7%	-20.7%	-3.7%	-100.0%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico, RCI and All Other.